Exhibit 23.3
CONSENT OF INDEPENDENT AUDITORS
We consent to the use of our report dated October 9, 2009, with respect to the consolidated balance sheets of WildBlue Holding, Inc. as of December 31, 2007 and 2008, and the related consolidated statements of operations, stockholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2008, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.
/s/ KPMG LLP
January 27, 2010